EXHIBIT 10.8(c)


                      ASSIGNMENT OF EQUITY FUNDING PROCEEDS

     This Assignment is executed by On Alert Systems, Inc., a Nevada Corporation (the "Company"), to the benefit of 9145-6442 Quebec, Inc., a Province of Quebec, Canada, corporation (the "Lender"), for the purpose of the repayment of the Bridge Loan evidenced by the Note to which this Assignment is attached, and incorporated by reference herein, inclusive of all the Note and its Exhibits, as attached, emanating from the proceeds of the Equity Funding by the Laurus Fund, or other funding source if prior to the Laurus Fund, to facilitate the repayment of the Note in any amounts due and payable thereto.

     Upon the Closing of the Equity Funding, the Company hereby irrevocably instructs the Laurus Fund to wire the amount due on the Note, as shall be determined at the time of payoff by the Company and the Lender, pursuant to the terms and conditions of the Note, less prepaid interest, to the designated bank of the Lender, which designation shall occur in writing at least twenty-four
(24) hours prior to the payoff by the fund, as payment in full for the amounts due.



         On Alert Systems, Inc.

         /s/ William Robinson
         ----------------------------------------
         By: William Robinson, President